Filed pursuant to Rule 424(b)(3)

File No. 333-291400

RoboStrategy, Inc.

19,655,968 Shares of Common Stock

________________

Supplement No. 4 dated June 24, 2026

to the

Prospectus and Statement of Additional Information dated May 5, 2026, as amended or supplemented as of the date hereof

This prospectus supplement modifies, amends and supplements certain information contained in the Prospectus of RoboStrategy, Inc. (the “Fund”) dated May 5, 2026, as amended or supplemented (the “Prospectus”) and the statement of additional information, dated May 5, 2026, as amended or supplemented (the “Statement of Additional Information”). Capitalized terms used in this prospectus supplement and not otherwise defined have the meaning specified in the Prospectus and/or Statement of Additional Information.

You should carefully consider the “Types of Investments and Related Risk Factors” section beginning on page 31 of the Prospectus.

Net Asset Value

In connection with our regular net asset value determination process, as provided in our valuation policies and procedures, our net asset value as of June 22, 2026, is $8.92 per share of our common stock.